UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 18, 2010 (August 16, 2010)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, 4TH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 16, 2010, Joseph M. Squeri has been appointed and named as the Chief Financial Officer of Comstock Homebuilding Companies, Inc. (the “Company”). Mr. Squeri will serve his appointment pursuant to a three year employment agreement approved by the Board of Directors of the Company. Mr. Squeri’s predecessor, Jeffrey R. Dauer, will assist with transition duties through August 31, 2010. Pursuant to the terms of the employment agreement, Mr. Squeri will receive a minimum base salary of two hundred fifty thousand dollars ($250,000) and an annual bonus of up to fifty thousand dollars ($50,000), both of which may be increased from time to time by the Board of Directors. In addition, Mr. Squeri will receive one hundred thousand (100,000) fully vested stock options and may be eligible for additional deferred compensation from time to time in accordance with the recommendations of the Company’s Compensation Committee, as approved by the Board of Directors of the Company.

On August 18, 2010, the Company issued a press release announcing this management team change. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release by Comstock Homebuilding Companies, Inc., dated August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2010

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente,
Chief Executive Officer